                                                                    Exhibit 21.1

                             LIST OF SUBSIDIARIES

        As of July 15, 1999, Devon Delaware Corporation has no significant subsidiaries. Reference is made to the information set forth in Exhibit 21 to Devon Energy Corporation's Form 10-K for the year ending December 31, 1998 for its subsidiaries as of that date. Reference is made to the information set forth in Exhibit 21 to PennzEnergy Company's Form 10-K for the year ending December 31, 1998 for its subsidiaries as of that date.